Exhibit 24(a)

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, officers and/or directors of UniSource Energy Corporation, an Arizona corporation, which corporation proposes to file with the Securities and Exchange Commission an Annual Report on Form 10-K for the year ended December 31, 2007, under the Securities Exchange Act of 1934, as amended, does each for himself and not for one another, hereby constitute and appoint Kevin P. Larson, Raymond S. Heyman, and Karen G. Kissinger and each of them, his true and lawful attorneys, in his name, place and stead, to sign his name to said proposed Annual Report on Form 10-K and any and all amendments thereto, and to cause the same to be filed with the Securities and Exchange Commission, it being intended to grant and hereby granting to said attorneys, and each of them, full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned could do if personally present; and each of the undersigned for himself hereby ratifies and confirms all that said attorneys, or any one of them, shall lawfully do or cause to be done by virtue hereof.

    IN WITNESS WHEREOF, each of the undersigned has hereunto set their hand as of the 29th day of February 2008.

/s/ James S. Pignatelli	/s/ John L. Carter
James S. Pignatelli Principal Executive Officer and Chairman of the Board of Directors	John L. Carter, Director
/s/ Kevin P. Larson	/s/ Robert A. Elliott
Kevin P. Larson Principal Financial Officer	Robert A. Elliott, Director
/s/ Karen G. Kissinger	/s/ Daniel W.L. Fessler
Karen G. Kissinger Principal Accounting Officer	Daniel W.L. Fessler, Director
/s/ Lawrence J. Aldrich	/s/ Kenneth Handy
Lawrence J. Aldrich, Director	Kenneth Handy, Director
/s/ Barbara Baumann	/s/ Warren Y. Jobe
Barbara Baumann, Director	Warren Y. Jobe, Director
/s/ Larry W. Bickle	/s/ Ramiro Peru
Larry W. Bickle, Director	Ramiro Peru, Director
/s/ Elizabeth T. Bilby	/s/ Gregory Pivirotto
Elizabeth T. Bilby, Director	Gregory Pivirotto, Director
/s/ Harold W. Burlingame	/s/ Joaquin Ruiz
Harold W. Burlingame, Director	Joaquin Ruiz, Director